Exhibit 99.1

NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228


  Conseco Receives Approval to Complete Reinsurance Transaction with Wilton Re

Carmel, Ind., September 8, 2009 - Conseco, Inc. (NYSE:CNO) today announced that it has received the required regulatory approvals for the previously announced transaction under which two insurance companies in its Conseco Insurance Group are coinsuring, with an effective date of January 1, 2009, approximately 104,000 non-core life insurance policies with Wilton Reassurance Company ("Wilton Re"), a Minnesota reinsurance company.

"This transaction improves Conseco's consolidated risk-based capital ratio and increases statutory capital," said Conseco CEO Jim Prieur. "In addition, it further simplifies our administrative operations as we focus on our core insurance businesses."

In the transaction, Wilton Re is paying a ceding commission of approximately $57.5 million, 100% coinsuring the policies, and will take over responsibility for future administration of the coinsured policies. The Conseco companies are transferring to Wilton Re approximately $409 million in cash and policy loans and approximately $466 million of statutory policy and other reserves.

As previously disclosed, most of the policies involved in the transaction were issued by companies that were later acquired by Conseco. Approximately 70% of the policies being coinsured are from Washington National Insurance Company and the remainder are from Conseco Insurance Company.

As a result of the transaction, Conseco expects to record an increase to its deferred tax valuation allowance of approximately $20 million in the third quarter of 2009. Conseco also expects to record a deferred gain of approximately $23 million. In accordance with generally accepted accounting principles ("GAAP"), this gain will be recognized over the remaining life of the block. In the first six months of 2009, the coinsured block generated GAAP after-tax earnings before overhead of approximately $5.0 million.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, critical illness and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's website at www.conseco.com.

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                                                                     Conseco (2)
                                                               September 8, 2009


Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (ii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (iii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products, including our long-term care business; (v) the receipt of required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vi) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (vii) changes in our assumptions related to the cost of policies produced or the value of policies in force at the effective date; (viii) the recoverability of our deferred tax asset and the effect of potential ownership changes and tax rate changes on its value; (ix) changes in accounting principles and the interpretation thereof; (x) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xi) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xiii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xiv) our ability to complete the remediation of the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xv) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xvi) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the impact of ratings downgrades on our business and our ability to access capital; (xvii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xviii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xix) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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